                                                                 EXHIBIT 11

               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                          ARKANSAS BEST CORPORATION

                             Three Months Ended         Nine Months Ended
                                September 30               September 30
                              1994       1993          1994         1993
                                 (Thousands, except per share data)

PRIMARY:
Average shares
  outstanding                  19,201       19,164      19,199       19,116

Net effect of dilutive
 stock options --
 Based on the treasury
 stock method using
 average market price             105            -         106           46
                           ----------   ----------  ----------   ----------
  Average common shares
   outstanding                 19,306       19,164      19,305       19,162
                           ==========   ==========  ==========   ==========

Income before extra-
 ordinary item             $    9,201   $    8,754  $   11,368   $   15,347
Less:  Preferred stock
 dividend                       1,075        1,075       3,224        2,830
                           ----------   ----------  ----------   ----------
                                8,126        7,679       8,144       12,517
Extraordinary item:
 Loss on extinguishment
  of debt                           -            -           -         (329)
                           ----------   ----------  ----------   ----------
  Net income (loss)
   available for common    $    8,126   $    7,679  $    8,144   $   12,188
                           ==========   ==========  ==========   ==========

Per common and common
 equivalent share:
  Income (loss) before
   extraordinary item      $     0.42   $     0.40  $     0.42   $     0.65

Extraordinary item:
 Loss on extinguish-
  ment of debt                      -            -           -        (0.01)
                           ----------   ----------  ----------   ----------
  Net income (loss)
   per common share        $     0.42   $     0.40  $     0.42   $     0.64
                           ==========   ==========  ==========   ==========

                             Three Months Ended         Nine Months Ended
                                September 30               September 30
                              1994       1993          1994         1993
                                 (Thousands, except per share data)


FULLY-DILUTED:
Average shares
  outstanding                  19,201       19,164      19,199       19,116

Net effect of dilutive
 stock options --
 Based on the treasury
 stock method using
 ending market price              140           18         106           46
Assumed conversion of
 preferred stock                3,797        3,797           -            -
                           ----------   ----------  ----------   ----------
  Average common shares
   outstanding                 23,138       22,972      19,305       19,162
                           ==========   ==========  ==========   ==========

Income before extra-
 ordinary item             $    9,201   $    8,754  $   11,368   $   15,347
Less:  Preferred stock
 dividend                           -            -       3,224        2,830
                           ----------   ----------  ----------   ----------
                                9,201        8,754       8,144       12,517
Extraordinary item:
 Loss on extinguishment
  of debt                           -            -           -         (329)
                           ----------   ----------  ----------   ----------
  Net income (loss)
   available for common    $    9,201   $    8,754  $    8,144   $   12,188
                           ==========   ==========  ==========   ==========

Per common and common
 equivalent share:
  Income (loss) before
   extraordinary item      $     0.40   $     0.38  $     0.42   $     0.65

Extraordinary item:
 Loss on extinguish-
  ment of debt                      -           -            -        (0.01)
                           ----------   ----------  ----------   ----------
  Net income (loss)
   per common share        $     0.40   $     0.38  $     0.42   $     0.64
                           ==========   ==========  ==========   ==========
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